Exhibit 99.1
Thryv Accelerates SaaS Revenue Growth and Achieves the "Rule of 401" in Third Quarter 2024

–Grows SaaS Revenue 29% in Q3 2024
–Raises Full Year 2024 SaaS guidance
–Seasoned NDR increases 900 bps year-over-year to 101%
–Closes acquisition of Infusion Software, Inc., "Keap"

DALLAS, November 7, 2024 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business software platform, reported SaaS revenue growth of 29% year-over-year in the third quarter of 2024.

“We had a strong third quarter - delivering SaaS revenue growth of 29% year-over-year and record SaaS margins,” said Joe Walsh, Thryv Chairman and CEO. “We reported 45% year-over-year growth in SaaS clients as we are upgrading our marketing service clients to our SaaS platform and have continued to execute on our transformation strategy. In addition, we achieved a significant milestone that further validates our business model and reached the 'Rule of 40' this quarter.

“With our recent acquisition of Keap, Thryv will be offering an expanded, integrated set of marketing and sales solutions, and a strong global partner channel, to our 100,000-plus SaaS clients,” said Walsh.

“In the third quarter, we beat our SaaS Revenue and Adjusted EBITDA guidance and are raising our full year SaaS guidance,” stated Paul Rouse, Chief Financial Officer. “Our Seasoned NDR increased to 101%, as we continue to increase paid centers per client, which grew 12% this quarter, demonstrating the success of our land-and-expand strategy.”

1 Rule of 40 is defined as year-over-year revenue growth plus Adj. EBITDA Margin.

Third Quarter 2024 Highlights:
•Total SaaS revenue was $87.1 million, a 29% increase year-over-year
•Total Marketing Services revenue was $92.8 million, a 20% decrease year-over-year
•Consolidated total revenue was $179.9 million, a decrease of 2% year-over-year
•Consolidated net loss was $96.1 million, or $(2.65) per diluted share; which includes a non-cash charge of $83.1 million, or $(2.29) per diluted share, related to a goodwill impairment for our Marketing Services segment; compared to net loss of $27.0 million, or $(0.78) per diluted share, for the third quarter of 2023
•Consolidated Adjusted EBITDA was $19.6 million, representing an Adjusted EBITDA margin of 10.9%
•Total SaaS Adjusted EBITDA was $10.3 million, representing an Adjusted EBITDA margin of 11.8%
•Total Marketing Services Adjusted EBITDA was $9.3 million, representing an Adjusted EBITDA margin of 10.0%
•Consolidated Gross Profit was $112.0 million
•Consolidated Adjusted Gross Profit2 was $116.8 million
•SaaS Gross Profit was $60.6 million
•SaaS Adjusted Gross Profit was $62.9 million, representing an Adjusted Gross Profit Margin of 72.2%
SaaS Metrics
•Total SaaS clients increased 45% year-over-year to 96 thousand for the third quarter of 2024
•Seasoned Net Dollar Retention3 was 101% for the third quarter of 2024, an increase of 900 bps year-over-year
•SaaS monthly Average Revenue per Unit (“ARPU”)4 was $307 for the third quarter of 2024
•ThryvPay total payment volume was $82 million, an increase of 30% year-over-year

2 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.
3 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
4 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month.

Outlook
Based on information available as of November 7, 2024, Thryv is issuing guidance5 for the fourth quarter of 2024 and full year 2024 as indicated below:

	4th Quarter	Full Year
(in millions)	2024	2024
SaaS Revenue	$90.0 - $92.0	$329.5 - $331.5
SaaS Adjusted EBITDA	$9.5 - $10.5	$33.5 - $34.5

	4th Quarter	Full Year
(in millions)	2024	2024
Marketing Services Revenue	$81.0 - $83.0	$479.0 - $481.0
Marketing Services Adjusted EBITDA	$16.0 - $19.0	$125.0 - $128.0

For the fourth quarter of 2024, the Company's recent acquisition of Keap is expected to contribute SaaS revenue in the range of $11.0 to $12.0 million, which relates to November and December and is not included in the guidance issued above. Keap's SaaS Adjusted EBITDA is expected to be de minimus for the fourth quarter of 2024 and is also not included in the guidance issued above.

Earnings Conference Call Information
Thryv will host a conference call on Thursday, November 7, 2024 at 8:30 a.m. (Eastern Time) to discuss the Company's third quarter 2024 results.

For analysts to register for this conference call, please use this link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available at this link.
5 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive (Loss)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenue	$179,852	$183,822	$637,560	$680,798
Cost of services	67,871	80,178	223,350	262,261
Gross profit	111,981	103,644	414,210	418,537

Operating expenses:
Sales and marketing	66,484	74,755	201,984	226,781
General and administrative	50,972	48,267	155,229	149,642
Impairment charges	83,094	—	83,094	—
Total operating expenses	200,550	123,022	440,307	376,423

Operating (loss) income	(88,569)	(19,378)	(26,097)	42,114
Other income (expense):
Interest expense	(8,194)	(15,131)	(31,554)	(47,911)
Interest expense, related party	(3,320)	—	(5,494)	—
Other components of net periodic pension cost	(1,581)	(1,902)	(4,743)	(3,888)
Other income (expense)	218	(876)	(7,571)	(1,242)
(Loss) before income tax benefit (expense)	(101,446)	(37,287)	(75,459)	(10,927)
Income tax benefit (expense)	5,375	10,241	(6,640)	9,173
Net (loss)	$(96,071)	$(27,046)	$(82,099)	$(1,754)
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	1,330	(1,842)	1,132	(4,332)
Comprehensive (loss)	$(94,741)	$(28,888)	$(80,967)	$(6,086)

Net (loss) per common share:
Basic	$(2.65)	$(0.78)	$(2.28)	$(0.05)
Diluted	$(2.65)	$(0.78)	$(2.28)	$(0.05)

Weighted-average shares used in computing basic and diluted net (loss) per common share:
Basic	36,308,992	34,848,899	35,983,826	34,619,794
Diluted	36,308,992	34,848,899	35,983,826	34,619,794

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$12,453	$18,216
Accounts receivable, net of allowance of $18,890 in 2024 and $14,926 in 2023	176,364	205,503
Contract assets, net of allowance of $33 in 2024 and $35 in 2023	9,068	2,909
Taxes receivable	2,706	3,085
Prepaid expenses	18,383	17,771
Deferred costs	10,184	16,722
Other current assets	1,780	2,662
Total current assets	230,938	266,868
Fixed assets and capitalized software, net	37,142	38,599
Goodwill	218,884	302,400
Intangible assets, net	3,453	18,788
Deferred tax assets	139,769	128,051
Other assets	24,567	28,464
Total assets	$654,753	$783,170

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,946	$10,348
Accrued liabilities	98,439	105,903
Current portion of unrecognized tax benefits	25,623	23,979
Contract liabilities	32,534	44,558
Current portion of Term Loan	35,783	70,000
Current portion of Term Loan, related party	16,717	—
Other current liabilities	5,906	8,402
Total current liabilities	221,948	263,190
Term Loan, net	157,794	230,052
Term Loan, net, related party	75,610	—
ABL Facility	21,900	48,845
Pension obligations, net	73,723	69,388
Other liabilities	9,246	18,995
Total long-term liabilities	338,273	367,280
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 63,840,032 shares issued and 36,322,417 shares outstanding at September 30, 2024; and 62,660,783 shares issued and 35,302,746 shares outstanding at December 31, 2023	638	627
Additional paid-in capital	1,177,078	1,151,259
Treasury stock - 27,517,615 shares at September 30, 2024 and 27,358,037 shares at December 31, 2023	(488,824)	(485,793)
Accumulated other comprehensive loss	(14,059)	(15,191)
Accumulated deficit	(580,301)	(498,202)
Total stockholders' equity	94,532	152,700
Total liabilities and stockholders' equity	$654,753	$783,170

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash Flows from Operating Activities
Net (loss)	$(82,099)	$(1,754)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	41,144	46,940
Amortization of deferred commissions	14,251	10,304
Amortization of debt issuance costs	3,151	4,080
Deferred income taxes	(11,823)	808
Provision for credit losses and service credits	16,496	15,594
Stock-based compensation expense	17,653	16,653
Other components of net periodic pension cost	4,743	3,888
Impairment charges	83,094	—
Loss on foreign currency exchange rates	933	164
Non-cash loss from the remeasurement of the indemnification asset	—	10,734
Loss on early extinguishment of debt	6,638	—
Other	(3,167)	—
Changes in working capital items, excluding acquisitions:
Accounts receivable	18,161	59,238
Contract assets	(6,160)	1,111
Prepaid expenses and other assets	(7,079)	23,489
Accounts payable and accrued liabilities	(14,108)	(63,469)
Other liabilities	(18,188)	(24,132)
Net cash provided by operating activities	63,640	103,648

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(24,730)	(22,920)
Acquisition of a business, net of cash acquired	—	(8,897)
Other	—	(215)
Net cash used in investing activities	(24,730)	(32,032)

Cash Flows from Financing Activities
Proceeds from Term Loan	234,256	—
Proceeds from Term Loan, related party	109,444	—
Payments of Term Loan	(345,151)	(95,000)
Payments of Term Loan, related party	(16,717)	—
Proceeds from ABL Facility	247,579	697,234
Payments of ABL Facility	(274,524)	(694,395)
Debt issuance costs	(5,480)	—
Purchase of treasury stock	(499)	—
Proceeds from exercises of stock warrants	—	15,899
Other	5,646	4,124
Net cash used in financing activities	(45,446)	(72,138)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(120)	(707)
(Decrease) in cash, cash equivalents and restricted cash	(6,656)	(1,229)
Cash, cash equivalents and restricted cash, beginning of period	20,530	18,180
Cash, cash equivalents and restricted cash, end of period	$13,874	$16,951

Supplemental Information
Cash paid for interest	$35,299	$44,029
Cash paid for income taxes, net	$14,960	$7,605

Non-cash investing and financing activities
Repurchase of Treasury stock as a result of the settlement of the indemnification asset	$—	$15,760

Segment Information

During first quarter of 2024, the Company changed the internal reporting provided to the chief operating decision maker (“CODM”). As a result, the Company reevaluated its segment reporting and determined that Thryv U.S. Marketing Services and Thryv International Marketing Services should be reflected as a single reportable segment, and that Thryv U.S. SaaS and Thryv International SaaS should be reflected as a single reportable segment. As such, beginning on January 1, 2024, the results of our Marketing Services and SaaS businesses are presented as two reportable segments. Comparative prior periods have been recast to reflect the current presentation.

The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended September 30,		Change
(in thousands)	2024	2023	Amount	%
Revenue
Marketing Services	$92,797	$116,462	$(23,665)	(20.3)%
SaaS	87,055	67,360	19,695	29.2%
Total Revenue	$179,852	$183,822	$(3,970)	(2.2)%

Segment Gross Profit
Marketing Services	$51,374	$60,776	$(9,402)	(15.5)%
SaaS	60,607	42,868	17,739	41.4%
Consolidated Segment Gross Profit	$111,981	$103,644	$8,337	8.0%

Segment EBITDA
Marketing Services	$9,309	$7,835	$1,474	18.8%
SaaS	10,314	(504)	10,818	NM
Consolidated Adjusted EBITDA	$19,623	$7,331	$12,292	167.7%

	Nine Months Ended September 30,		Change
(in thousands)	2024	2023	Amount	%
Revenue
Marketing Services	$398,389	$491,051	$(92,662)	(18.9)%
SaaS	239,171	189,747	49,424	26.0%
Total Revenue	$637,560	$680,798	$(43,238)	(6.4)%

Segment Gross Profit
Marketing Services	$252,219	$299,305	$(47,086)	(15.7)%
SaaS	161,991	119,232	42,759	35.9%
Consolidated Segment Gross Profit	$414,210	$418,537	$(4,327)	(1.0)%

Segment EBITDA
Marketing Services	$109,137	$129,717	$(20,580)	(15.9)%
SaaS	23,914	5,522	18,392	NM
Consolidated Adjusted EBITDA	$133,051	$135,239	$(2,188)	(1.6)%
Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income (loss) and Adjusted Gross Profit to Gross profit. Both Net income (loss) and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Adjusted EBITDA
Net (loss)	$(96,071)	$(27,046)	$(82,099)	$(1,754)
Interest expense	11,514	15,131	37,048	47,911
Depreciation and amortization expense	12,519	15,842	41,144	46,940
Stock-based compensation expense (1)	6,011	5,462	17,653	16,653
Restructuring and integration expenses (2)	4,861	3,584	17,679	12,845
Income tax (benefit) expense	(5,375)	(10,241)	6,640	(9,173)
Transaction costs (3)	1,706	—	1,706	373
Other components of net periodic pension cost (4)	1,581	1,902	4,743	3,888
Loss on early extinguishment of debt (5)	—	—	6,638	—
Non-cash loss from remeasurement of indemnification asset (6)	—	—	—	10,734
Impairment charges	83,094	—	83,094	—
Other (7)	(217)	2,697	(1,195)	6,822
Adjusted EBITDA	$19,623	$7,331	$133,051	$135,239
(1)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(2)For the three and nine months ended September 30, 2024 and 2023, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation.
(3)Expenses related to the Keap acquisition during the three and nine months ended September 30, 2024, and the Yellow acquisition during the nine months ended September 30, 2023.
(4)Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension cost relates to periodic mark-to-market pension remeasurement.
(5)In connection with the debt refinancing completed on May 1, 2024, we recorded a Loss on early extinguishment of debt related to the write-off of certain unamortized debt issuance costs on our prior Term Loan and prior ABL Facility.
(6)In connection with the YP acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(7)Other primarily represents foreign exchange-related expense (income).

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended September 30, 2024
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$51,374	$60,607	$111,981
Plus:
Depreciation and amortization expense	2,508	2,189	4,697
Stock-based compensation expense	69	92	161
Adjusted Gross Profit	$53,951	$62,888	$116,839
Gross Margin	55.4%	69.6%	62.3%
Adjusted Gross Margin	58.1%	72.2%	65.0%

	Three Months Ended September 30, 2023
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$60,776	$42,868	$103,644
Plus:
Depreciation and amortization expense	4,885	1,901	6,786
Stock-based compensation expense	103	71	174
Adjusted Gross Profit	$65,764	$44,840	$110,604
Gross Margin	52.2%	63.6%	56.4%
Adjusted Gross Margin	56.5%	66.6%	60.2%

	Nine Months Ended September 30, 2024
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$252,219	$161,991	$414,210
Plus:
Depreciation and amortization expense	10,569	5,770	16,339
Stock-based compensation expense	280	228	508
Adjusted Gross Profit	$263,068	$167,989	$431,057
Gross Margin	63.3%	67.7%	65.0%
Adjusted Gross Margin	66.0%	70.2%	67.6%

	Nine Months Ended September 30, 2023
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$299,305	$119,232	$418,537
Plus:
Depreciation and amortization expense	16,790	4,603	21,393
Stock-based compensation expense	325	171	496
Adjusted Gross Profit	$316,420	$124,006	$440,426
Gross Margin	61.0%	62.8%	61.5%
Adjusted Gross Margin	64.4%	65.4%	64.7%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses and (ii) SaaS businesses. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended September 30, 2024
(in thousands)	Marketing Services	SaaS	Total
Revenue	$92,797	$87,055	$179,852
Net (Loss)			(96,071)
Net (Loss) Margin			(53.4)%
Adjusted EBITDA	9,309	10,314	19,623
Adjusted EBITDA Margin	10.0%	11.8%	10.9%

	Three Months Ended September 30, 2023
(in thousands)	Marketing Services	SaaS	Total
Revenue	$116,462	$67,360	$183,822
Net (Loss)			(27,046)
Net (Loss) Margin			(14.7)%
Adjusted EBITDA	7,835	(504)	7,331
Adjusted EBITDA Margin	6.7%	(0.7)%	4.0%

	Nine Months Ended September 30, 2024
(in thousands)	Marketing Services	SaaS	Total
Revenue	$398,389	$239,171	$637,560
Net (Loss)			(82,099)
Net (Loss) Margin			(12.9)%
Adjusted EBITDA	109,137	23,914	133,051
Adjusted EBITDA Margin	27.4%	10.0%	20.9%

	Nine Months Ended September 30, 2023
(in thousands)	Marketing Services	SaaS	Total
Revenue	$491,051	$189,747	$680,798
Net (Loss)			(1,754)
Net (Loss) Margin			(0.3)%
Adjusted EBITDA	129,717	5,522	135,239
Adjusted EBITDA Margin	26.4%	2.9%	19.9%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv Holdings, Inc. (NASDAQ:THRY) is the provider of the leading do-it-all small business software platform that empowers small businesses to modernize how they work. It offers small business owners everything they need to communicate effectively, manage their day-to-day operations, and grow — all in one place — giving up to 20 hours back in their week. Thryv's customizable platform features three centers: Thryv Command Center, a freemium central communications hub, Business CenterTM and Marketing CenterTM. Approximately 300,000 businesses globally use Thryv to connect with local customers and take care of everything they do, start to finish. For more information, visit thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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